UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2007

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CASTLE BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32849	41-2103550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lexington Avenue, 29th Floor
New York, New York 10022
(Address of principal executive offices)

(646) 356-0200
(Registrant's telephone number,
including area code)

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a of a Registrant

On October 22, 2007, Castle Brands Inc. (the "Company") entered into a credit agreement (the “Credit Agreement”) with Frost Nevada Investments Trust (the “Lender”), which is controlled by Dr. Phillip Frost, a former director of the Company, pursuant to which the Company may borrow up to $5,000,000 (the “Credit Facility”). Amounts borrowed pursuant to the Credit Facility are evidenced by a grid note, dated as of October 22, 2007, issued by the Company to the Lender (the “Note”). The Company does not presently anticipate borrowing any advances under the Credit Facility. Any amounts outstanding under the Credit Facility bear interest at a rate of 10% per annum. Interest is payable quarterly. The maturity date of any amounts outstanding is the earlier of (i) one business day after the closing of financing transactions which results in aggregate gross proceeds to the Company of at least $10,000,000 and (ii) February 28, 2009.

The Company may prepay amounts outstanding under the Credit Facility at any time at its sole discretion. An event of default under the Credit Facility occurs if the Company (a) fails to make payment of principal or interest on the maturity date, (b) fails to make payment of any fees or quarterly interest payments when due and after 10 business days of prior written notice to the Company by the Lender of the failure to pay, (c) breaches the affirmative covenants contained in the Credit Agreement and fails to cure the breach generally within 30 days of the breach or (d) becomes insolvent or begins an insolvency proceeding or one is begun against the Company and is not dismissed or stayed within 90 days. If an event of default occurs, the Lender may declare all principal and interest immediately due and payable and the interest rate will increase by 200 basis points above the current interest rate.

Upon entering into the Credit Agreement, the Company paid the Lender a facility fee of $175,000. If the Company draws down any amount under the Credit Facility, upon the Company receiving its first advance, the Company would have to pay the Lender an additional facility fee of $200,000. As additional consideration for entering into the Credit Facility, the Company issued to the Lender a warrant to purchase 50,000 shares of Common Stock, par value $0.01 per share, at an exercise price of $4.00 per share (the “Warrant”).

The descriptions of the terms and conditions of the Credit Agreement, Note and Warrant set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, Note and Warrant attached hereto as Exhibits 10.74, 10.75 and 10.76, respectively, and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.74	Credit Agreement, dated as of October 22, 2007, by and among Castle Brands Inc. and Frost Nevada Investments Trust.

10.75	Promissory Note, dated October 22, 2007, made by Castle Brands Inc. in favor of Frost Nevada Investments Trust.

10.76	Warrant issued by Castle Brands Inc. to Frost Nevada Investments Trust on October 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2007

CASTLE BRANDS INC.

	By:	/s/ Mark Andrews
Name: Mark Andrews
Title: CEO and Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.74	Credit Agreement, dated as of October 22, 2007, by and among Castle Brands Inc. and Frost Nevada Investments Trust.

10.75	Promissory Note, dated October 22, 2007, made by Castle Brands Inc. in favor of Frost Nevada Investments Trust.

10.76	Warrant issued by Castle Brands Inc. to Frost Nevada Investments Trust on October 22, 2007.